SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K/A
(Amendment #3)
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 333-159577

Date of Report: September 22, 2010

ARCIS RESOURCES CORPORATION f/k/a MOUNTAIN RENEWABLES, INC.
(Exact name of registrant as specified in its charter)

Nevada	37-1563401
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

4320 Eagle Point Parkway, Suite A, Birmingham Alabama	35242
(Address of principal executive offices)	(Zip Code)

(205) 453-9650
(Registrant’s telephone number including area code)

1772 Grape Street, Denver, Colorado 80220
(Address, if changed since last report)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Amendment No. 3

This amendment is being filed in order to provide a signature by management that is contemporaneous with the filing.
The disclosure in this Report has not been updated, however.  For current information regarding the Company, reference should be made to more recent filings made on EDGAR.

Item 1.01	Entry into a Material Definitive Agreement
Item 2.01	Completion of Acquisition of Assets
Item 3.02	Unregistered Sale of Equity Securities
Item 5.01	Changes in Control of Registrant
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.06	Change in Shell Company Status

On September 22, 2010, Mountain Renewables Inc., a Nevada corporation (the “Company”), acquired all of the  membership interest in Gulf Coast Energy Distribution, LLC, an Alabama  limited liability company (“GCED”), and all of the outstanding common stock of ARCIS Energy, Inc., a Nevada corporation (“ARCIS”), pursuant to a Stock Purchase Agreement entered into by these parties on July 21, 2010.  The acquisition is referred to herein as the “Share Exchange.”  GCED and ARCIS will be engaged in the business of acquiring, trading and distributing fuel oil and other petroleum products.

The planning for the Share Exchange was initiated in the winter of 2009, when the management of GCED decided that its business would be enhanced by association with an international fuel trading business.  A mutual business associate introduced GCED to the owners of GSA International Group, Inc., a British Virgin Islands corporation (“GSAI”), who had developed relationships with sources of fuel in Asia and the Middle East, and were looking for a business partner that had the requisite licenses to carry on domestic fuel trading.  The parties decided to join their companies into a publicly-held entity in order to be able to access capital markets for funding.  Because neither GCED nor GSAI had initiated their fuel trading business, there was no possibility that they could enter the capital markets by completing a public offering on reasonable terms.  Therefore they decided to seek a merger into a public company.  After Robert Di Marco, the President of GSAI, and Kenneth A. Flatt, Jr., the President of GCED, reviewed a number of public companies that were looking for acquisitions, they were introduced to Mountain Renewables, Inc. by Scott Sandoval, a business associate, and negotiated the Stock Purchase Agreement.

The parties to the Stock Purchase Agreement were, on the one hand, the Company and its principal shareholders:  Bristlecone Associates, LLC, a Colorado limited liability company (“Bristlecone”)and Richard Giannotti, and, on the other hand, GSA International Group Ltd., a British Virgin Islands corporation (“GSAI”) and its subsidiary, ARCIS, and GCED and its shareholders, Kenneth A. Flatt., Jr, and Active Transportation Services, LLC, an Alabama limited liability company (“Activa”).   The Stock Purchase Agreement was approved on behalf of the Company by the Company’s Board of Directors, which at that time consisted of Richard Giannotti.  Approval by the shareholders of the Company was not required.  Pursuant to the Stock Purchase Agreement, in exchange for 100% of the membership interest in GCED, the Company issued to GSAI 11,000,000 shares of its common stock.  The Company also issued 2,200,000 shares of common stock to Kenneth Allen Flatt, Jr. and Activa for their 100% membership interest in GCED.  As a result of the Share Exchange, GSAI became the majority shareholder of the Company.  The owners of GSAI are Robert Di Marco (50%), Adriana Di Marco (30%), Jose A. Rios (10%) and Nolan Knight (10%).

The Company has authorized capital stock of 100,000,000 capital shares, consisting of 100,000,000 shares of Common Stock, $.001 par value.  Before the Share Exchange, there were 13,615,000 shares outstanding, of which Bristlecone Associates, LLC, a Colorado limited liability company (“Bristlecone”), held 6,000,000 (44.0%) and Richard Giannotti owned 4,030,000 shares (29.6%).  The Stock Purchase Agreement required that, as a condition to the Share Exchange, Bristlecone surrender 4,500,000 shares and Mr. Giannotti surrender 3,500,000 shares, reducing the outstanding shares to 5,615,000.  Bristlecone and Mr. Giannotti received no payment or other consideration for their surrender of the shares, but did so in the expectation that the acquisition of GCED and ARCIS by the Company would increase the value of their remaining shares.  As a result of the Share Exchange, there are now 18,815,000 shares outstanding, of which Bristlecone holds 1,500,000 shares (8.0%) and Mr. Giannotti owns 530,000 shares (2.8%).

As a result of the Share Exchange and related transactions, a change in control of the Company occurred on September 22, 2010.  Prior to the Share Exchange, Richard Giannotti, as sole officer and director and as a significant shareholder, shared control with Bristlecone Associates, LLC, which was a significant shareholder.  After the Share Exchange, control rests with GSA International Group, Inc., as holder of 58.5% of the outstanding shares, and with the three new members of the Board of Directors identified below, who were appointed to the Board by Mr. Giannotti pursuant to the terms of the Share Exchange Agreement.  The consideration for the change in control was the transfer to the Company of ownership of GCED and ARCIS, as described above.

New Management

Immediately prior to the Share Exchange, the sole director and officer of the Company was Richard Giannotti, Chief Executive Officer.  The Share Exchange Agreement provided that, as a condition to closing, Mr. Giannotti would appoint to the board individuals designated by GSA International Group.  Accordingly, simultaneous with the Share Exchange, Mr. Giannotti appointed Kenneth A. Flatt, Jr., Trevis M. Lyon and Deborah K. Flatt to serve as members of the Board of Directors.  Mr. Giannotti then resigned from the Board and from the offices he held.  The newly appointed directors elected new officers of the Company, as indicated below.

The three new directors have an oral understanding with GSA International Group to the effect that GSA International Group may in the future designate up to three persons who will be added to the Company’s Board of Directors.  GSA International Group has not yet determined when it will make that designation or whom it will designate.

Currently, the executive officers and directors of the Company are:

Name	Age	Positions with the Company
Kenneth A. Flatt, Jr.	42	Chief Executive Officer, Director
Trevis M. Lyon	33	Chief Operating Officer, Director
Deborah K. Flatt	38	Chief Financial Officer, Director

All directors will hold office until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Company’s charter and by-laws.

Kenneth A. Flatt is our Chief Executive Officer.   Mr. Flatt has also been elected to serve as a member of our Board of Directors, in order to provide the Board the benefits of his experience in managing the growth of two businesses from start-up to stability. Mr. Flatt began his career in 1986 as an operations manager and project estimator with Air Pride, Inc. in St. Louis.  In 1992, he moved to Alabama where his father-in-law had started KR Industrial Services of Alabama, an industrial cleaning company.  Mr. Flatt was instrumental in taking the company from a four-man operation to 200 employees in five branch locations.  He held the positions of Operations Manager and Vice President of Operations prior to 1999, when the company was sold to a large, publicly traded concern.  Mr. Flatt then moved to HydroChem Industrial Services, Inc., where he was a regional sales manager and then the manager for the Birmingham, Alabama branch. In 2002, he left HydroChem to form American Plant Services, LLC (“APS”) with his wife Deborah.  Since that time, he has served as President of APS.  APS is an environmental and industrial cleaning company, specializing in spill cleanup, water blasting, and vacuuming services.  Mr. Flatt is the spouse of Deborah K. Flatt, a member of our Board and an officer of the Company.

Trevis M. Lyon is our Chief Operating Officer.  Mr. Lyon has also been elected to serve as a member of our Board of Directors, in order to provide the Board the benefits of his experience in implementing operational systems for developing businesses.  Mr. Lyon began his career with Ashland Chemical as a Sales Representative in January of 2000.   In 2002, Mr. Lyon developed a new business model which became the largest growth platform within the Environmental Services division, and was subsequently named Business Development Manager responsible for Ashland’s new Integrated Resource Management (“IRM”) business.  Mr. Lyon was also one of the original founders of Gulf Coast Energy (“GCE”) in 2005, a start up alternative fuels company.  Gulf Coast Energy Distribution was later formed in 2008 by investment partners of Mr. Lyon to accommodate the distribution needs of GCE by procuring the inbound biomass feedstock and marketing the outbound fuel products.  Mr. Lyon joined American Plant Services, LLC  and Gulf Coast Energy Distribution as Vice President of Business Development in May 2010.

Deborah K. Flatt is our Secretary, Treasurer and Chief Financial Officer.  Ms. Flatt has also been elected to serve as a member of our Board of Directors, in order to provide the Board the benefits of her experience in the financial management aspects of the growth of two businesses from start-up to stability. Mrs. Flatt started her career as a dispatcher for her family’s business.  In 1992, she moved to KR Industrial Services of Alabama, where she served as office manager.  In 2002, she co-founded American Plant Services, LLC (“APS”) with her husband.  She presently serves as the Chief Executive Officer of APS.  Mrs. Flatt is the spouse of Kenneth Flatt, our Chief Executive Officer and a member of our Board of Directors.

Officers serve at the pleasure of the Board of Directors.  Each of the three officers will be employed on a part-time basis, as Kenneth Flatt, Trevis Lyon and Deborah Flatt are also employed by American Plant Services, LLC.  We expect that they will allocate their business time between the Company and American Plant Services, LLC thus:

	Mountain Renewables	American Plant Services
Kenneth A. Flatt, Jr.	70%	30%
Trevis Lyon	75%	25%
Deborah K. Flatt	30%	70%

Principal Shareholders

After the Share Exchange, there were 18,815,000 shares of Company common stock issued and outstanding.  The following table sets forth information with respect to the beneficial ownership of the Company common stock by the following:

each shareholder who beneficially owns more than 5% of the Company common stock;
•	Kenneth A. Flatt, Jr., our Chief Executive Officer;
•	each of the members of our Board of Directors; and
•	all of our officers and directors as a group.

Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage Of Class Owned
Kenneth A. Flatt, Jr.	1,650,000		8.8%
Trevis M. Lyon	0		--
Deborah K. Flatt	1,650,000	(2)	8.8%
All officers and directors as a group (3 persons)	1,650,000		8.8%
GSA International Group, Inc.(3) 500 S. Australian Blvd., Suite 910 West Palm Beach, FL 33404	11,000,000		58.5%
Bristlecone Associates LLC(4) 38113 Fruitland Mesa Road Crawford, CO 81415	1,500,000		8.0%
___________________________
(1)   Except as otherwise noted, all shares are owned of record and beneficially.

(2) Includes 1,650,000 shares owned of record by Kenneth A. Flatt, the spouse of Deborah K. Flatt.

(3) Jose A. Rios, Nolan Knight and Robert Di Marco hold voting and dispositional control of the shares owned by GSA International Group, Ltd.

(4) Anna M. Collins is the Managing Member of Bristlecone Associates. Ms. Collins holds voting and dispositional control of the shares owned by Bristlecone Associates LLC

INFORMATION REGARDING THE ACQUIRED COMPANIES

Forward-Looking Statements: No Assurances Intended

In addition to historical information, this Report contains forward-looking statements, which are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. These forward-looking statements represent Management’s belief as to the future of Mountain Renewables.  Whether those beliefs become reality will depend on many factors that are not under Management’s control.  Many risks and uncertainties exist that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in the section of this Report entitled “Risk Factors That May Affect Future Results.” Readers are cautioned not to place undue reliance on these forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.

The GFL Group

ARCIS Energy, Inc. (“ARCIS”) and Gulf Coast Energy Distribution, LLC (“GCED”) are both development stage companies.  ARCIS was organized in July 2010, and has not engaged in any significant business.  GCED was organized in 2006, but did not initiate business until 2009, and has not generated any revenue to date.  The two companies were organized to serve as the fuel distribution component of a network of affiliated industrial service companies that are controlled by either GSA International Group, Inc. (“GSAI”) or Kenneth and Deborah Flatt and Trevis Lyon.  For purposes of this discussion, we will refer to these companies as the GFL Group.  Members of the GFL Group are related to each other by common ownership - the majority owner of each is one of the Company’s principal shareholders.  They also share office facilities, staff and management, and have in the past jointly pursued business opportunities.  GCED and ARCIS provide the GFL Group the benefits of participation in the fuel trading industry, including market access for clients seeking to acquire or dispose of fuel supplies.  Other members of the GFL Group include:

•	GSA Energy, LLC (“GSAE”), a Florida limited liability company controlled by GSAI;
•	GSA Capital, LLC (GSAC”), a [Florida] limited liability company controlled by GSAI;
•	American Plant Services, LLC (“APS”), an Alabama limited liability company, 95% of which is owned by Kenneth and Deborah Flatt and Trevis Lyon; and
•	Mobile Fluid Recovery, Inc. (“MFR”), an Ohio corporation, 85% of which is owned by APS.

The GFL Group is a global environmental and energy services enterprise providing innovative products, services and solutions to customers worldwide.  GFL Group’s diversified business strategy includes a strong global reach combined with versatile local presence.  All of the Group’s services are carried out with an environmentally sensitive approach to the future.  It operates established businesses in the following areas:

•
Cleaning, environmental, painting and sandblasting services for industrial and municipal entities, including vacuum truck and hydro blasting services, hydro excavation services, and sewer and drain line cleaning services;

•	Recycling services, including separation of oil and water and reuse of the oil;

•	Eliminating hazardous waste classification by removing free liquids from rags, wipers, booms and absorbents at the site of the generator; and

•	Providing reusable absorbent systems.

Noteworthy among the Group’s services is APS’s Emergency Response Spill Cleanup Service, which provides round-the-clock response to industrial environmental crises such as line breaks, tank overflows, or waterway soilage.  APS remediates such problems by containing and cleaning up the spills and coordinating disposal of waste materials.  The combination of APS’s cleanup services with MFR’s technology for utilizing absorbent systems in cleanup activities has attracted particular interest.  Clients include fuel service companies, chemical manufacturers, and municipal sewage agencies.

The members of the GFL Group have more than $9 million in assets and equipment and 130 full-time employees.  Collectively, they had achieved a 35% compound annual growth rate.  We expect that the success and size of these affiliated businesses will enable ARCIS and GCED to present themselves as attractive counterparties in the oil trading business.  Our long-term plan is that Mountain Renewables will be a holding company for a number of interrelated entities that will provide services to, in particular, the fuel and chemical industries and municipalities.  Toward that end, the Stock Purchase Agreement includes a covenant that during the 45 days after the Share Exchange, the Company will negotiate to obtain control of APS and MFR.  If those acquisitions are completed, the Company will be able to present itself to industry and investors as a green energy environmental company, pointing in particular at its involvement in resale of fuel that has been extracted by APS and MFR in connection with cleanup services.  We believe that classification as a green energy company will assist the Company in attracting publicity and investment that is focused on the environment.  To date, the negotiation of terms for those acquisitions has not taken place.  So there is no assurance that the acquisitions will, in fact, occur.  If, for some reason, we are unable to complete those acquisitions, we will seek for other existing businesses that are compatible with our long-term plan to develop a multi-faceted industrial services enterprise.

Organization of ARCIS and GCED

ARCIS was organized to engage in international fuel trade.  GCED was organized to engage in domestic fuel trade, including transfer of oil and refined petroleum products.  Prior to the Share Exchange, certain members of the GFL Group assigned to ARCIS certain core contracts that will enable it to initiate the business of fuel trading.  Primary among the assigned contracts were:

•	Contract dated July 7, 2010 with Bashkir Fuel Company providing for the sale by Bashkir Fuel to ARCIS of 15,000 metric tons of Kazakhstan fuel oil (grade GOST 10585-99) per month.

•	Contract dated July 7, 2010 with Bashkir Fuel Company providing for the sale by Bashkir Fuel to ARCIS of 15,000 metric tons of Kazakhstan fuel oil (grade GOST 305-1982) per month.

•
Joint Venture Agreement dated April 27, 2010 with Premier Investment Group, Inc. (“PREMI”) providing that PREMI will make a deposit of one billion Euros to collateralize letters of credit to finance trading of oil and other physical commodities by ARCIS.

Both ARCIS and GCED will be engaged in the acquisition, sale and trading of the full spectrum of petroleum products, from crude oil refinery feed stocks to refined products, including base oils, biofuels, bunker fuels, fuel oils, gasoil, kerosene/jet fuel, marine gasoil, and diesel motor gas and naphtha, with an emphasis in the mid-distillates markets.  They will be primarily active in physical oil trading including transportation by vessel, pipeline, railcar, and truck.  ARCIS will operate internationally, and GCED will trade only within North America.

Both companies will be active in both the primary and the reuse markets.   The reuse market involves the reclamation of used oil, such as motor oil, through re-refining and sale for reuse for other purposes, such as serving as a base stock for lubricating oil.  ARCIS and GCED will be able to obtain used oil that may be reclaimed and recycled from other members of the GFL Group.  For example, APS is currently recycling oil collected by booms designed to clean up the recent spill in the Gulf Coast, as well as recycling oil from other clients.  The reclamation and resale of used oil can provide our customers with significantly higher margins than purchase and resale of oil in the primary markets.

Arcis Energy, Inc.

ARCIS was organized as a Nevada corporation on July 23, 2010.  ARCIS will act as the non-North American energy marketing, sales and trading subsidiary of the Company.  In anticipation of the transfer of ARCIS to the Company, members of the GFL Group transferred certain contracts providing for the sale and delivery of fuel oil from countries such as Russia, Kazakhstan, Saudi Arabia and India.  Deliveries have not yet begun under these contracts.  ARCIS will finance the purchases through credit instruments issued by virtue of the joint venture with PREMI described below.  At the same time, ARCIS will establish counterpart agreements with customers for the fuel oil.  Agreements for the sale of the fuel oil are not yet in place.

The supply contracts assigned to ARCIS typically provide for the delivery of a minimum metric tonnage of specified types of fuel oil at transportation points in Russia or Kazakhstan.  The price paid by ARCIS for the oil will be determined by an average of market quotes, less a discount, or will be set at a fixed rate by negotiation between the parties.  Generally, the contracts have a term of 13 months or less. The obligations of the sellers are subject to force majeure events, including changes of law. The contracts generally are governed by either Russian or Kazakhstan law and enforceable only in the courts or arbitration tribunals of those countries. If the deliveries of oil were disrupted due to a force majeure event or the supplier failed to perform for other reasons, ARCIS could incur substantial losses as it was forced to enter the fuel market in order to fulfill its delivery obligations.  Enforcement of the contractual obligations of suppliers could prove difficult under foreign law and in foreign forums.  Also, as these contracts are terminated or expire periodically, we may not be able to renegotiate, extend or replace these contracts, and the terms of any renegotiated contracts may not be as favorable as the existing contracts.

Our ability to compete among the fuel industry giants will depend on the relationships we develop with sources of fuel.  During the past few years, the current management of ARCIS has developed relationships with government officials and fuel suppliers in the Republic of Bashkortostan in the Russian Federation.  Through those relationships, they have developed further relationships with fuel sources in Kazakhstan.  Those relationships enabled us to negotiate the supply contracts identified above directly with key refineries for the product we wish to acquire and for the transport, storage and loading of the product.  The supply capabilities provided by these contracts start at 15,000 tons per month and can expand to 75,000 tons per month into 2011.  We are also currently developing similar relationships in the Kingdom of Saudi Arabia, and have initiated the process of registering there as a wholesaler.

Immediately prior to the Share Exchange, GSAC, a wholly owned subsidiary of GSAI, transferred to ARCIS the benefit of its joint venture agreement with Premium Investment Group Inc. (“PREMI”), dated April 27, 2010.  Under this agreement, PREMI agreed to hypothecate 1,000,000,000 Euros to an ARCIS account at ABN AMRO to be used as collateral for credit instruments, such as Letters of Credit.  The credit instruments will be available for the acquisition of liquid natural gas, crude oil and petroleum products and derivatives.  ARCIS will provide its expertise in the acquisition and sale of physical commodities to the joint venture.  For 13 consecutive periods of 30 days, PREMI, in exchange for funding the deposit, will be allocated 25% of each item of income, gain, loss or deduction (net of costs, including commissions paid by the joint venture and financing expenses) on commodity transactions closed by the joint venture.  ARCIS will receive the remaining 75% of profit and loss charges.  If PREMI does not receive any revenue within 90 days of acceptance by ARCIS’ financial institution or in any consecutive 30 day period thereafter, PREMI can terminate the agreement. All decisions regarding the joint venture will be the joint responsibility of representatives of ARCIS and PREMI. Either party may terminate the agreement on thirty days notice.  If PREMI were to terminate the agreement, ARCIS would be unable to finance its fuel trades unless and until it secured a replacement lender.

Gulf Coast Energy Distribution, LLC

GCED was organized for the purpose of engaging in the alternative fuel business on June 7, 2006, but was substantially inactive until 2009.  In the past 18 months GCED has been active in developing a full purpose trade desk for the physical fuel market, primarily in the United States.  GCED has secured both federal and state licenses that permit it to distribute various types of fuel, including bio-fuel nationwide.  GCED is able to import, export, purchase directly from refineries, and blend, store and ship via the pipeline system in the United States.  It will also be active in arranging transportation of fuel by vessel, railcar and truck.  GCED has developed a trading desk with significant logistical capabilities in the marketing, sale and delivery of physical crude oil and refined petroleum products in North America.  GCED has established contacts with potential clients in the aviation, energy and utilities, paper, concrete, manufacturing and transportation industries, as well as in retail and wholesale distribution.

GCED is currently party to one contract that will facilitate its entry into the energy trading business.  That contract is an Engagement Letter with Jet Exclusive Aviation LLC (“JEA”) signed on September 23, 2009.  The agreement contemplates that GCED, acting as title agent on a non-exclusive basis, will utilize its expertise, resources, licenses and excise tax status to arrange for the purchase of five million barrels of aviation kerosene (or jet fuel) from JEA.   JEA will pay GCED a fee of $.75 per barrel sold.  The agreement will remain in effect until the five million barrels are sold, although either party may terminate the agreement on 30 days notice.

In February 2010 GCED executed a non-binding letter of intent with EcoDomaine Refining Inc. to acquire certain assets used in EcoDomaine’s Green River Refining production and development business.  The Company’s management is continuing to review the benefits and costs that might arise from the transaction, and we are uncertain at this time whether the transaction will be completed. If the arrangement is reduced to a formal contract and completed, the assets acquired by GCED will include:

•	the facilities, equipment, permit rights and existing contracts, subject to any obligations;
•	the fixed assets of the business;
•	any and all customer lists; and
•	the associated goodwill;

The contemplated purchase price is $9.3 million with an extended profit sharing arrangement of between $1 million and $3 million based on a percentage of future profits.  In order to fund the acquisition, we would have to seek a combination of secured bank financing and capital raised through the sale of the Company’s equity.  We are, at present, uncertain if either component of the required finance package would be available on favorable terms.  If the arrangement with EcoDomaine Refining is brought to completion, the business of GCED will expand from its current focus on fuel trading into fuel production activities.

Government Regulation

All of the activities of ARCIS will be carried out in the international market. Therefore ARCIS will not require any special licensing nor be subject to any special reporting requirements relating to its business.   GCED, on the other hand, is located in Birmingham, Alabama, and will be engaged in the interstate distribution of fuel products.  For that reason, GCED is required to obtain a 637 License from the Internal Revenue Service and to file monthly reports of the shipments of fuel that it arranges.  GCED is also required to obtain a Motor Fuel License from the State of Alabama, to post a bond with the State of Alabama, and to file monthly reports of fuel shipments.  GCED has obtained the required licenses and is current in its filing requirements.  At present, there is no material cost resulting from our regulatory obligations, as we have no shipments to report to date.  In the future, the cost of regulatory compliance will add to our general and administrative expense, although we cannot at this time predict the size of the expense, as it will depend on the level of operations that we achieve.

Competition

We face intense competition in our supply, distribution and marketing activities and anticipate that this competition will increase.  We compete with national, regional and local pipeline companies, the integrated oil companies, their marketing affiliates, independent gatherers, investment banks, hedge funds and independent brokers and marketers of widely varying sizes, financial resources and experience.  Many of these competitors have capital resources many times larger than ours and greater access to supplies of petroleum products.  Although a significant number of competitors, particularly mid-sized firms, failed or otherwise left the industry as a result of the recent global capital crisis, an increase in competition in our markets could arise from new ventures or expanded operations from existing competitors. Our plan is to compete by developing personal relationships with smaller suppliers of fuel to the domestic and international market, offering them better terms and more flexible delivery and payment conditions that they customarily achieve from the larger participants in the market.  We cannot predict whether this approach will bring us success, as we have not yet initiated deliveries.

Employees

  At the present time, GCED  has three employees, who are the officers of the Company.  ARCIS has two employees at present, who are officers of ARCIS.  All work performed to date has been performed by those officers or by affiliates of our principal shareholder, GSAI, or by consultants who were retained on a project or month by month basis.  We intend to immediately increase our staff.

Physical Facilities

The offices of GCED are located at 4320 Eagle Point Parkway, Suite A, Birmingham, Alabama 35242.  GCED shares offices with American Plant Services, LLC.  GCED has an independent phone line, but there is common use of receptionists, administrative staff and office equipment.

The offices of ARCIS are located at 500 S. Australian Ave., Suite 910, West Palm Beach, Florida 33401.  ARCIS shares offices with GSA International Group, Ltd.  ARCIS has an independent phone line, but there is common use of receptionists, administrative staff and office equipment.

Management’s Discussion of Financial Statements

Gulf Coast Energy Distribution, LLC

Although formed on June 7, 2006, GCED did not receive contributions from its members until November 25, 2008, when it received total capital of $1,000.  Through June 30, 2010, GCED recognized only $790 in revenue.  Under its business plan, GCED will begin generating revenues as crude and refined petroleum products are purchased under its contracts with suppliers and resold.

In order to commence domestic fuel trading operations, GCED will require at least $500,000 to finance the purchase of fuel.  We are currently securing those funds from business associates of management, and believe the funds will be available in the early portion of 2011.  To obtain those initial funds, we plan to issue convertible debt instruments.  Upon receipt of that initial funding, we will be able to engage in trading.  Our trading operations, however, will require the full time attention of a number of traders and administrators.  The gross profit generated by our initial trading activities is unlikely to be sufficient to cover the direct and indirect costs of these personnel as well as the additional personnel who will be engaged in securing additional financing and developing the relationships necessary in order to expand GCED’s trading operations.

In order to enter into the fuel trading business at a level that can result in net profits for the company, GCED will need at least $10 million in available funds.  Our plan is to secure that funding in 2011 through the sale of debt and/or equity securities, and through joint ventures with investors wishing to participate in the fuel trading business in this fashion.  If we are able to secure funding at that level, we will then be able to leverage our equity by using short-term secured debt financing to purchase fuel products for resale.  We are currently exploring a number of possible sources for this second level of financing, but have not secured any firm commitment.  If we are unable to secure the financing necessary for GCED to become independently viable as a fuel trader, we will limit its operations to providing support for the fuel spill remediation services of its affiliates, APS and MFR - namely, resale of spilled fuel recaptured through the cleanup processes provided by those companies.  We believe those services could be provided with only one dedicated GCED employee, and so could yield a modest profit to the overall Company.

Since early in 2009, GCED has been engaged in developing its trading desk, which primarily consisted of securing the government licenses necessary to engage in interstate distribution of fuel products.  During the eighteen months between January 1, 2009 and June 30, 2010, GCED incurred costs and expenses of $55,819 for professional fees, $9,341 for travel and entertainment and $3,138 for other general and administrative expenses, resulting in a net loss of $38,365 for the year ended December 31, 2009 and a net loss of $29,143 for the six months ended June 30, 2010.

GCED’s operations have been funded to date by capital contributions from its members, which have totaled $87,000.

ARCIS Energy, Inc.

Formed on July 23, 2010, ARCIS has not engaged in operations that would generate meaningful financial results.  As of July 31, 2010 it had no assets and no liabilities.

As noted above, ARCIS is party to two supply contracts with Bashkir Fuel Company and has secured the financing necessary to fulfill the contracts via its joint venture agreement with Premier Investment Group, Inc.  We expect, therefore, that ARCIS will initiate revenue production during the winter of this year.

Liquidity and Capital Resources

At the present time we have no working capital and no valuable assets to secure a lending arrangement. The opinions of the auditors on the financial statements of GCED and ARCIS both express that there is substantial doubt as to whether those entities will continue as going concerns.  Initiation of our operations will depend on our ability to secure financing.

Because ARCIS has an available source of credit in its joint venture with PREMI, we need only a modest amount of capital - several hundred thousand dollars - to provide the working capital that will permit us to initiate ARCIS’ operations. We expect to obtain those funds by the sale of securities to our business associates.   Over the long term, however, our profitability will depend on our ability to replace the PREMI joint venture with more affordable financing.  Under the PREMI arrangement, our costs of financing will include interest at market rate, administrative costs of the letter of credit processing, plus 25% of the gross profits from each transaction - we cannot estimate the total financing cost, since we have no historical record on which to base an expectation of transaction profits, but we anticipate the cost of financing under this arrangement may be twice that paid by our larger competitors.

GCED, on the other hand, has no source of financing available to it at this time.  In order to participate in the domestic fuel market, GCED will need several million dollars of capital.  We are exploring financing opportunities currently available, but have received no commitment of funds.

Other than working capital required to fund our operations, including the costs attendant to being a public company, we have no commitments that will require expenditure of funds.  GCED is, however, party to a letter of intent to acquire the assets of EcoDomaine Refining Inc.  We have not determined whether we will pursue completion of that acquisition.  If we do, however, we will require $9.3 million for the purchase price.  Because of our lack of business history, those funds, if available, are likely to be expensive, involving secured loans at above-market rates and equity financing on terms available to start-up operations.  Completion of the EcoDomaine acquisition could, therefore, result in a substantial burden on our liquidity and results of operations for the terms of any related loans.

Off-Balance Sheet Arrangements

Neither ARCIS nor GCED has any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on their financial condition or results of operations.

Risk Factors That May Affect Future Results

An investment in the Company involves a substantial degree of risk.  You should carefully consider the risks described below before buying our common stock.   If any of the risks below were realized, that event could cause the trading price of our common stock to decline, and you could lose all or a part of your investment.  Therefore, a prospective investor should only invest in the common stock of the Company if the prospective investor can withstand the total loss of his or her investment.

Our business and operations are newly established.  Unless we effectively manage our growth, we may not be profitable and may fail.

Both Mountain Renewables and its subsidiaries, ARCIS and GCED, were recently formed.  They are all in the development stage, and none of them has any significant operations.  Neither Mountain Renewables nor ARCIS has generated any revenue; GCED had generated only $790 in revenue as of June 30, 2010.   The opinions of the auditors on the financial statements of GCED and ARCIS both express that there is substantial doubt as to whether those entities will continue as going concerns.

Our business plan contemplates the initiation of operations by ARCIS and a major expansion of the operations carried on by GCED.  If this growth is not effectively managed, it may have a substantial negative impact on our operations and profitability.  Also, improvement will be needed in our operational, financial and management controls and our reporting systems and procedures.  Due to the complexity of, and intense competition in, this business,  we are likely to face many challenges, some of which are not foreseeable.  Obstacles may occur in locating a continued supply of oil and petroleum products and marketing these products to users.  If an ongoing source of financing is not available, the ability to continue ongoing operations could be compromised.

Oil trading is an extremely risky business, and substantial losses may be incurred that could lead to a total loss of investment.

Trading of oil and related petroleum products involves an unusually high degree of business risk.  We will face intense competition, changing business and economic conditions, or other developments that may adversely affect our performance.  In making decisions, we will have to make projections concerning the performance of the markets.  These projections will be subject to a high degree of uncertainty and to factors beyond our control.  Many other organizations engaged in oil trading have incurred substantial losses or have lost the ability to finance their operations and, as a result, have been forced to leave the business and liquidate. If we are not accurate in our expectations regarding the markets for fuel products, we may incur significant financial losses, and our business could fail.

ARCIS’ suppliers are located outside the United States. Our sources may be disrupted due to regulation, trade restrictions, political instability, threats of war or actual war, revolution, acts of terrorism, natural disasters, pandemics and weather conditions.

Presently, our suppliers are located in Russia and Kazakhstan.  Restrictions or regulations imposed by these countries may materially reduce our ability to purchase oil and related products.  Significant increases in energy prices could result in government imposed price controls.  Rumors or threats of war, actual conflicts, and military or trade disruptions may result in delays or losses in the delivery of supplies and adversely affect our operations.  Strategic targets such as energy-related assets may be at greater risk of future terrorist attack than other types of business operations.  A material decline in product supplies could also be caused by natural disasters, a pandemic or other widespread health crisis, and weather conditions.  Any one or a combination of these occurrences could have a material adverse effect on our business, financial condition and results of operations.

The Company intends to balance its purchase and sale contracts.  If the Company has relied on a source of supply in entering into a contract for the sale of the oil and the source fails for any reason, the Company could be forced to purchase oil on the open market at then prevailing prices.  If the price has materially increased over the sales contract price, we could incur very substantial losses that could cause the Company to fail.

The oil and petroleum product markets are volatile, with widely fluctuating prices, which may adversely affect the price of the commodities that we have acquired.

Our future revenues and trading profits will depend substantially on the prices we receive versus the prices we have paid and the cost of transportation.  Prices for oil and related products have been, and are likely to continue to be, volatile and subject to wide fluctuations in response to any of the following factors:

$	relatively minor changes in the domestic and foreign supply of, and demand for, oil;
$	market uncertainty;
$	political conditions in international oil producing regions;
$	lack of consumer demand;
$	weather conditions and natural disasters;
$	domestic and foreign taxes and regulation of production and transportation;
$	government or privately sponsored oil and fuel conservation efforts;
$ technological advances in fuel economy;
$	price and availability of alternative fuels; and
$	general economic conditions.

It is impossible to predict future oil price movements on a consistent basis.  If we are unable to respond to the above factors and manage unexpected price changes, our profitability will be adversely affected and we could incur losses.

Competition from companies that have their own sources of supply or have greater financial resources could materially affect our business, financial condition and results of operations.

We compete on a global basis with a number of integrated oil companies and their marketing affiliates who have their own sources of supply.  We rely primarily on purchasing products from unaffiliated sources.  Because of their integrated operations and larger capitalizations, these companies have an advantage in responding to volatile industry or market conditions.  We also compete with producers and marketers in other industries that supply alternative forms of energy and fuels to satisfy the energy requirements of customers. In addition, competitors may have additional markets for the sale of oil products, such as retail outlets.

Many competitors have substantially greater financial resources than we have or are likely to have.  Such competitors have a greater ability to bear the economic risks inherent in the industry.  The actions of our competitors could lead to lower prices or reduced margins for the products that we purchase, sell and trade, which could have an adverse affect on our business, financial condition and results of operation.

Because we will be dealing with, and receiving services from other members of the GFL Group, our management will have conflicts of interest.

Our business plan is designed to permit us to take advantage of affiliation with the other members of the GFL Group.  We expect to purchase used oil from APS and MFR.  And we expect to utilize the personnel and facilities of those companies and their affiliates.  Our majority shareholder has the controlling interest in some of these affiliates, others are owned by our officers and directors.  For that reason, our management will have conflicts of interest in determining the proper relationships between our subsidiaries and their affiliates, including issues of pricing, supply priority, allocation of personnel and other resources, and the like.  The results of their decisions could be less advantageous to the Company that would similar transactions carried out on an arm’s length basis.  Pricing on affiliate transactions, for example, could favor the affiliates in the GFL Group other than the Company, ARCIS and GCED and disadvantage us, resulting in losses.

We will be exposed to the credit and other counterparty risk of our customers in the ordinary course of our business.

We anticipate that we will have various credit terms with our customers who will have various degrees of creditworthiness. We will not always be able to detect deterioration in their creditworthiness or overall financial condition, which could expose us to an increased risk of nonpayment or other default under our contracts.  In the event that a material customer or customers default on their payment obligations to us, this could materially adversely affect our financial condition and may cause the Company to fail.

Mobile Fluid Recovery, Inc., which is expected to be a source of used oil for resale by GCED, may not continue to have the current supply of used oil suitable for reclamation.

MFR, which is one part of the GFL Group, utilizes a proprietary technology to extract oil from oil/water composites.  For example, MFR is currently assisting in the project to mitigate the effects of the Gulf Coast oil spill.  MFR holds two patents and has applied for an additional patent on this process.  Nevertheless, new and superior methods may ultimately be developed.  In addition, the opportunities for use of the technology may be reduced, if the oil industry improves its vigilance against spills.  The reduction or elimination of this source of reused oil could deprive GCED of the benefit of the reclamation and resale transactions.  This could have a significant negative effect on the Company’s financial results, as these resale transactions often provide higher margins than trading in the primary markets.

16

Executive Compensation

We currently do not pay any compensation to our officers, nor are we accruing any obligation for later payment.  We will commence paying compensation to our officers when our finances permit.  The table below itemizes the compensation that we expect to pay our officers for serving during the first twelve months after the Share Exchange:

Kenneth A. Flatt, Jr.	$120,000
Trevis M. Lyon	$150,000
Deborah K. Flatt	$120,000

Employment Agreements

Each of our three executive officers entered into an Executive Employment Agreement with the Company on the date of the Share Exchange.  The terms of the agreements are:

Kenneth A. Flatt, Jr.  Mr. Flatt will be employed for a term of five years, which shall renew automatically for one year terms unless either party gives prior notice of termination.  For services as Chief Executive Officer, Mr. Flatt will receive a salary of $120,000 per year.  If the Company completes a public offering of its securities, Mr. Flatt’s salary will increase to $420,000 per year, and will increase by 5% per annum thereafter.  The Company will also afford Mr. Flatt an automobile allowance of $1500 per month.  The Company has issued to Mr. Flatt options to purchase 500,000 shares of its common stock at $.30 per share, which will vest at a rate of 100,000 per completed year of employment or will vest entirely at the end of any fiscal year in which the Company records $100 million in revenue.  Upon termination of his employment by the Company, Mr. Flatt will be subject to a covenant of non-competition for one year.

Trevis M. Lyon.  Mr. Lyon will be employed for a term of five years, which shall renew automatically for one year terms unless either party gives prior notice of termination.  For services as Chief Operations Officer, Mr. Lyon will receive a salary of $150,000 per year.  If the Company completes a public offering of its securities, Mr. Lyon’s salary will increase to $240,000 per year, and will increase by 5% per annum thereafter.  The Company will also afford Mr. Lyon an automobile allowance of $1500 per month.  The Company will also reimburse Mr. Lyon for his expense in relocating his residence to Birmingham, Alabama.  The Company has issued to Mr. Lyon options to purchase 500,000 shares of its common stock at $.30 per share, which will vest at a rate of 100,000 per completed year of employment or will vest entirely at the end of any fiscal year in which the Company records $100 million in revenue.  Upon termination of his employment by the Company, Mr. Lyon will be subject to a covenant of non-competition for one year.

Deborah K. Flatt.  Mrs. Flatt will be employed for a term of five years, which shall renew automatically for one year terms unless either party gives prior notice of termination.  For services as Secretary and Treasurer, Mrs. Flatt will receive a salary of $120,000 per year.  If the Company completes a public offering of its securities, Mrs. Flatt’s salary will increase to $300,000 per year.  The Company will also afford Mrs. Flatt an automobile allowance of $1500 per month.  The Company has issued to Mrs. Flatt options to purchase 300,000 shares of its common stock at $.30 per share, which will vest at a rate of 60,000 per completed year of employment or will vest entirely at the end of any fiscal year in which the Company records $100 million in revenue.  Upon termination of his employment by the Company, Mrs. Flatt will be subject to a covenant of non-competition for one year.

Director Compensation

The Company has not yet adopted any policy regarding compensation of the members of its Board of Directors who are not employees of the Company.

Director Independence

None of the members of the Company’s Board of Directors is independent, as “independent” is defined in the rules of the NASDAQ Stock Market.

Description of Securities

The Company’s Board of the Directors is authorized to issue 100,000,000 capital shares, consisting of 100,000,000 shares of common stock, $.001 par value, of which 18,815,000 shares are issued and outstanding.

The holders of our common stock:

$	have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

$	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

$	do not have preemptive, subscription or conversion rights and are not subject to further calls or assessments; and

$	do not have the benefit of any redemption or sinking fund provisions applicable to the common stock.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Recent Sales of Unregistered Securities

Within the past three years, the Company issued securities without registration as follows:

•
During November 2008, the Company issued 4,000,000 shares of common stock to the founder of the Company, Richard Giannotti, and 6,000,000 shares of common stock to Bristlecone Associates, LLC.  The investors paid a total of $10,000 in consideration for their shares. All cash received was deposited in the Company’s checking account for use in operations.

•
On November 14, 2008, the Company issued 3,375,000 shares of its common stock to the shareholders of Ambermax IV.  The consideration was all assets held by Ambermax, which consisted of $12,871 in cash. All cash received was deposited in the Company’s checking account for use in operations.

•	On March 16, 2009, the Company issued 140,000 shares of common stock valued at $35,000 as compensation to Sonja Gouak. The consideration was future services to be provided by Ms. Gouak.

All of the above offerings and sales were exempt from registration pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors or executive officers of the Company, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to all available information concerning the Company.

Market Price and Dividends on Common Equity and Other Shareholder Matters

The first public trade of the Company’s common stock occurred in August 2010.  During the last fiscal year and the first two quarters of the current fiscal year, there was no marked for our common stock.   Our common stock is now listed for quotation on the OTC Bulletin Board under the symbol “MWBL.”  There are 34 shareholders of record of our common stock as of the date of filing of this Report.

As of the date of this filing, we had not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions.  We will not pay any cash dividends in the foreseeable future, but rather reinvest earnings, if any, in our business operations.

Legal Proceedings

None of the Company, ARCIS or GCED is party to any material legal proceedings.

Indemnification of Directors and Officers

Section 78.7502 of the General Corporation Law of the State of Nevada authorizes a corporation to provide indemnification to a director, officer, employee or agent of the corporation, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with an action, suit or proceeding, if either (a) it is not proven that the indemnified individual engaged in a breach of fiduciary duty or intentional misconduct, fraud or a knowing violation of law or (b) the indemnified individual acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful as determined in accordance with the statute, and except that with respect to any action which results in a judgment against the person and in favor of the corporation the corporation may not indemnify unless a court determines that the person is fairly and reasonably entitled to the indemnification. Section 78.7502 further provides that indemnification shall be provided if the party in question is successful on the merits.

Our articles of incorporation provide for the indemnification of our directors against all claims and liability by reason of their having served as a director or officer. The articles require that the Board of Directors advance any funds required for expenses incurred by any director or officer in advance of the disposition, if such advance is permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 9.01	Financial Statements and Exhibits

Financial Statements	Page

Audited financial statements of Gulf Coast Energy Distribution, LLC for the years ended December 31, 2009 and 2008 and for the period from June 7, 2006 (Inception) through December 31, 2009…	F-1

Unaudited Financial Statements of Gulf Coast Energy Distribution, LLC for the six month periods ended June 30, 2010 and 2009	F-9

Audited financial statements of Arcis Energy, Inc. for the period from July 23, 2010 (Inception) through August 31, 2010	F-15

Exhibits

3-a
Articles of Incorporation of Mountain Renewables, Inc. - filed as exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-159577) filed on May 29, 2009 and incorporated herein by reference.

3-b	Bylaws of Mountain Renewables, Inc. - filed as exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-159577) filed on May 29, 2009 and incorporated herein by reference.

10-a
Stock Purchase Agreement dated July 21, 2010 among the Company, GSA International Group LTD, ARCIS Energy, Inc., Gulf Coast Energy Distribution, LLC, and its shareholders, Bristlecone Associates, LLC and Richard Giannotti.

10-b	Executive Employment Agreement dated September 22, 2010 between Mountain Renewables, Inc. and Kenneth A. Flatt.

10-c	Executive Employment Agreement dated September 22, 2010 between Mountain Renewables, Inc. and Trevis Lyon.

10-d	Executive Employment Agreement dated September 22, 2010 between Mountain Renewables, Inc. and Deborah K. Flatt.

10-e	Joint Venture Agreement, dated April 27, 2010, between GSA Capital LLC and Premier Investment Group Inc.

10-e(1)	Assignment dated September 22, 2010 of Joint Venture Agreement, dated April 27, 2010, between GSA Capital LLC and Premier Investment Group Inc.

10-f	Letter agreement dated September 23, 2009 between Jet Exclusive Aviation LLC and Gulf Coast Energy Distribution, LLC
21	Subsidiaries: Arcis Energy, Inc., a Nevada Corporation Gulf Coast Energy Distribution, LLC, an Alabama limited liability company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Dated: January 18, 2011	Mountain Renewables, Inc.
By: Kenneth A. Flatt, Jr.
Kenneth A. Flatt, Jr. Chief Executive Officer

GULF COAST ENERGY DISTRIBUTION, LLC
(A DEVELOPMENT STAGE COMPANY)

18

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members
Gulf Coast Energy Distribution, LLC
(a Development Stage Company)

We have audited the accompanying balance sheets of Gulf Coast Energy Distribution, LLC (a Development Stage Company) (hereinafter referred to as the “Company”) as of December 31, 2009 and 2008, and the related statements of operations and members’ capital, and cash flows for the years then ended and from June 7, 2006 (inception) through December 31, 2009.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gulf Coast Energy Distribution, LLC (a Development Stage Company) as of December 31, 2009 and 2008, the results of its operations and its cash flows for the years then ended and from June 7, 2006 (inception) through December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As more fully described in Note 2, the Company has incurred recurring operating losses and has no revenue streams.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Friedman LLP

August 24, 2010
East Hanover, NJ

GULF COAST ENERGY DISTRIBUTION, LLC
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	December 31,
	2009	2008
ASSETS
Current assets
Cash	$13,921	$800
Receivable from member	-	200
Prepaid expenses	100	-
Total current assets	14,021	1,000
	$14,021	$1,000

LIABILITIES AND MEMBERS' CAPITAL
Current liabilities
Accounts payable, other	$443	$-

Members' capital	13,578	1,000
	$14,021	$1,000

See notes to financial statements.

GULF COAST ENERGY DISTRIBUTION, LLC
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
			Cumulative
			Totals
			June 7, 2006
			(Inception) To
	Year Ended December 31,		December 31,
	2009	2008	2009

Net sales	$-	$-	$-

Operating expenses
Professional fees	29,819	-	29,819
Travel and entertainment	6,530	-	6,530
Other general and administrative	2,016	-	2,016
	38,365	-	38,365
Net loss	$(38,365)	$-	$(38,365)

See notes to financial statements.

GULF COAST ENERGY DISTRIBUTION, LLC
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF MEMBERS' CAPITAL

FOR THE PERIOD JUNE 7, 2006 (INCEPTION) THROUGH DECEMBER 31, 2009

Members' capital, June 7, 2006 (inception)	$-

Initial contributions from members (November 25, 2008)	1,000
Members' capital, December 31, 2008	1,000

Contributions from members	86,000

Net loss	(38,365)

Redemption of members' interest	(35,057)
Members' capital, December 31, 2009	$13,578

See notes to financial statements.

GULF COAST ENERGY DISTRIBUTION, LLC
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
			Cumulative
			Totals
			June 7, 2006
			(Inception) To
	Year Ended December 31,		December 31,
	2009	2008	2009
Cash flows from operating activities
Net loss	$(38,365)	$-	$(38,365)
Adjustments to reconcile net loss to net cash used in operating activities			-
Prepaid expenses	(100)	-	(100)
Accounts payable	443	-	443
Net cash used in operating activities	(38,022)	-	(38,022)

Cash flows from investing activities
Loan made to member	(34,857)	(200)	(35,057)

Cash flows from financing activities
Member's capital contributions	86,000	1,000	87,000

Net increase in cash	13,121	800	13,921
Cash and cash equivalents, beginning of year	800	-	-

Cash and cash equivalents, end of year	$13,921	$800	$13,921

Schedule of noncash transactions
Dissolution of member's interest with cancellation
note receivable from member, GCE, Inc.	$(35,057)	$-	$(35,057)

See notes to financial statements.

GULF COAST ENERGY DISTRIBUTION, LLC
(A DEVELOPMENT STATE COMPANY)
YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTES TO FINANCIAL STATEMENTS

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business
Gulf Coast Energy Distribution, LLC, formerly known as Millennium Energy Distribution, LLC, (a Development Stage Company) (hereinafter referred to as “GCED” or the “Company”) was organized on June 7, 2006.  The Company is engaged in developing a full purpose trade desk for moving physical fuel primarily in the United States.  The Company holds federal and state fuel distribution licenses which allows for the distribution of various types of fuel, including bio-fuel.  The State of Alabama license allows for the distribution and sale of fuel in the state of Alabama at both the retail and wholesale level.  The Federal license allows for the procurement and distribution of fuel in the wholesale trade nationally.

Use of Estimates
Management uses estimates and assumptions in preparing financial statements.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could differ from those estimates.

Concentrations of Credit Risk for Cash
The Company’s cash balances are maintained at various banks.  Balances are insured by the Federal Deposit Insurance Corporation subject to certain limitations.

Income Taxes
The Company is organized as a limited liability company under the Alabama Limited Liability Company Act structured to be treated as a partnership for income tax purposes.  Items of income or loss are allocated to the members in accordance with their respective equity interest and reported on their individual federal and state income tax returns.

Effective January 1, 2009, the Company implemented the accounting guidance for uncertainty in income taxes using the provisions of financial Accounting Standards Board (“FASB”) ASC 740, Income Taxes.  Using that guidance, tax positions initially need to be recognized in the financial statements when it is more-likely-than-not the position will be sustained upon examination by the tax authorities.

As of December 31, 2009, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

Subsequent Events
These financial statements were approved by management and available for issuance on August 24, 2010.  Management has evaluated subsequent events through this date.

GULF COAST ENERGY DISTRIBUTION, LLC
(A DEVELOPMENT STATE COMPANY)
YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTES TO FINANCIAL STATEMENTS

2 - GOING CONCERN

Due to the limited amount of committed capital, losses from operations and no revenue streams, there is substantial doubt about the Company’s ability to continue as a going concern.  The financial statements have been prepared in accordance with U.S. Generally accepted accounting principles (“GAAP”), assuming that the Company will continue as a going concern.

3 - CHANGES IN OWNERSHIP AND DEFINITE AGREEMENTS

As of January 1, 2009, the Activa Transportation Services, LLC, Kenneth A. Flatt, Jr., and Gulf Coast Energy, Inc. (hereinafter referred to as “GCE, Inc.”) owned 20%, 60% and 20%, respectively.  However, during the year ended December 31, 2009, there were several ownership changes as discussed in the following paragraphs.

On March 30, 2009, GCE, Inc., a member, under a Definite Agreement granted to GCED the exclusive right to market bio-fuels produced by them, as well as allow GCED to establish refinery direct contracts and to perform refinery direct transactions in return for obtaining an additional 5% ownership in GCED.

On December 29, 2009 the Definitive Agreement was amended.  Under this amendment GCED waived its exclusive distribution rights under the Definitive Agreement, described in the above paragraph for the first three bio-fuel plants of GCE, Inc.  However, for the fourth plant and future plants the provisions of the Definitive Agreement would remain in full force and effect.  In consideration for GCED’s agreement to this amendment, GCE, Inc. issued to Activa Transportation Services, LLC and Kenneth A. Flatt, Jr. 50,000 shares and 150,000 shares, respectively, of common stock GCE, Inc.  In addition, GCE Inc. surrendered and transferred its entire 25% ownership in GCED in return for forgiveness of the $35,057 in related loans made to GCE, Inc. by GCED.  This amount includes $9,857 paid to American Plant Services, LLC (“APS”) on behalf of GCE, Inc. for materials and services.

As of December 31, 2009, Kenneth A. Flatt, Jr. and Activa Transportation Services, LLC owned 75% and 25% of the member interests, respectively.

GULF COAST ENERGY DISTRIBUTION, LLC
(A DEVELOPMENT STATE COMPANY)
YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTES TO FINANCIAL STATEMENTS

4 - RELATED PARTY TRANSACTIONS

The Company paid $610 to APS for delivery of fuel.  APS is a related company that is primarily owned by Kenneth A. Flatt, Jr. and his spouse.

5 - SUBSEQUENT EVENTS

On July 21, 2010 the Company entered into an agreement with Mountain Renewables, Inc. (“MRI”) in which the Company would be acquired for 13,200,000 shares of MRI’s common stock in exchange for 100% interest in the Company.

Gulf Coast Energy Distribution, LLC
(a Development Stage Company)

Balance Sheet

	June 30,
	2010	2009

Assets

Current assets
Cash and cash equivalents	$5,041	$37,738
Prepaid expenses	100	-
Note receivable -member	-	35,057
Total current assets	5,141	72,795

Total assets	$5,141	$72,795

Liabilities and members' capital

Current liabilities
Note payable - GSA	$20,000	$-
Accounts payable - trade	706	685

Total current liabilities	20,706	685

Members' capital	(15,565)	72,110

Total liabilities and members' capital	$5,141	$72,795

See notes to financial statements.

Gulf Coast Energy Distribution, LLC
(a Development Stage Company)

Statements of Income

	For the six months ended June 30,
	2010	2009

Sales	$790	$-

Operating expenses
Professional fees	26,000	13,300
Commissions	-
Travel and entertainment	2,811	190
Postage	59	624
Taxes and licenses	67	515
Telephone	100	-
Computer costs	60	135
Legal and accounting	-	56
Payroll taxes	-	-
Bank charges	15	55
Finance charges	38	-
Office	283	15
Miscellaneous	500	-

Total operating expenses	29,933	14,890

Net income (loss) from operations	(29,143)	(14,890)

Net income (loss)	$(29,143)	$(14,890)

See notes to financial statements.

Gulf Coast Energy Distribution, LLC
(a Development Stage Company)

Statements of Members' Capital

		Activa
	Kenneth A.	Transportation
For the six months ended June 30,2010	Flatt, Jr.	Services, LLC	Total

Members' capital, December 31, 2009	$(11,389)	$24,967	$13,578

Net income (loss)	(21,857)	(7,286)	(29,143)

Members' capital, June 30, 2010	$(33,246)	$17,681	$(15,565)

		Activa
	Kenneth A.	Transportation
For the six months ended June 30, 2009	Flatt, Jr.	Services, LLC	Total

Members' capital, December 31, 2008	$600	$200	$1,000

Members' contributions	43,000	43,000	86,000

Net income (loss)	(8,667)	(2,863)	(14,890)

Redemption of member's interest	-	-	-

Members' capital, June 30, 2009	$34,933	$40,337	$72,110

See notes to financial statements.

Gulf Coast Energy Distribution, LLC
(a Development Stage Company)

Statements of Cash Flows

	For the six months ended June 30,
	2010	2009

Operating activities
Net income (loss)	$(29,143)	$(14,890)

Adjustments to reconcile net income to net cash provided by operating activities:
Increase in liabilities:
Accounts payable	263	685
Net cash (used by) operating activities	(28,880)	(14,205)

Investing activities
Loan made to member - Gulf Coast Energy, Inc. (GCE, Inc.)	-	(34,857)
Net cash (used by) investing activities	-	(34,857)

Financing activities
Member's capital contributions	-	86,000
Proceeds from loans - GSA	20,000	-
Net cash provided by financing activities	20,000	86,000

Net increase in cash	(8,880)	36,938

Cash and cash equivalents, beginning of period	13,921	800

Cash and cash equivalents, end of period	$5,041	$37,738

Supplemental disclosure of cash flow information:
Interest paid	$-	$-

See notes to financial statements.

GULF COAST ENERGY DISTRIBUTION, LLC
(A DEVELOPMENT STATE COMPANY)
SIX MONTH PERIODS ENDED JUNE 30, 2010 AND 2009

NOTES TO FINANCIAL STATEMENTS

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business
Gulf Coast Energy Distribution, LLC, formerly known as Millennium Energy Distribution, LLC, (a Development Stage Company) (hereinafter referred to as “GCED” or the “Company”) was organized on June 7, 2006.  The Company is engaged in developing a full purpose trade desk for moving physical fuel primarily in the United States.  The Company holds federal and state fuel distribution licenses which allows for the distribution of various types of fuel, including bio-fuel.  The State of Alabama license allows for the distribution and sale of fuel in the state of Alabama at both the retail and wholesale level.  The Federal license allows for the procurement and distribution of fuel in the wholesale trade nationally.

Use of Estimates
Management uses estimates and assumptions in preparing financial statements.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could differ from those estimates.

Concentrations of Credit Risk for Cash
The Company’s cash balances are maintained at various banks.  Balances are insured by the Federal Deposit Insurance Corporation subject to certain limitations.

Income Taxes
The Company is organized as a limited liability company under the Alabama Limited Liability Company Act structured to be treated as a partnership for income tax purposes.  Items of income or loss are allocated to the members in accordance with their respective equity interest and reported on their individual federal and state income tax returns.

Effective January 1, 2009, the Company implemented the accounting guidance for uncertainty in income taxes using the provisions of financial Accounting Standards Board (“FASB”) ASC 740, Income Taxes.  Using that guidance, tax positions initially need to be recognized in the financial statements when it is more-likely-than-not the position will be sustained upon examination by the tax authorities.

As of June 30, 2010, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

Subsequent Events
Management has evaluated subsequent events through the date of issuance of these financial statements.

GULF COAST ENERGY DISTRIBUTION, LLC
(A DEVELOPMENT STATE COMPANY)
SIX MONTH PERIODS ENDED JUNE 30, 2010 AND 2009

NOTES TO FINANCIAL STATEMENTS

2 - GOING CONCERN

Due to the limited amount of committed capital, losses from operations and no revenue streams, there is substantial doubt about the Company’s ability to continue as a going concern.  The financial statements have been prepared in accordance with U.S. Generally accepted accounting principles (“GAAP”), assuming that the Company will continue as a going concern.

3 - SUBSEQUENT EVENTS

On July 21, 2010 the Company entered into an agreement with Mountain Renewables, Inc. (“MRI”) in which the Company would be acquired for 13,200,000 shares of MRI’s common stock in exchange for 100% interest in the Company.

ARCIS ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of
Arcis Energy, Inc.
(a Development Stage Company)

We have audited the accompanying balance sheet of Arcis Energy, Inc., (a Development Stage Company) as of August 31, 2010, and the related statements of operations, stockholder’s deficiency, and cash flows for the period from July 23, 2010 (date of inception) through August 31, 2010.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Arcis Energy, Inc., (a Development Stage Company) as of August 31, 2010, the results of its operations and its cash flows for the period from July 23, 2010 (date of inception) through August 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As more fully described in Note 2, the Company has incurred an operating loss and has no revenue stream.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rosenberg Rich Baker Berman & Company

Somerset, New Jersey
December 3, 2010

ARCIS ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AUGUST 31, 2010

ASSETS

Current assets	$-

Total Assets	-

LIABILITIES AND STOCKHOLDER’S DEFICIENCY

Current liabilities
Due to stockholder	894

Stockholder’s Deficiency
Preferred stock, par value $0.001, 5,000 shares authorized, none issued and outstanding	-
Common stock, par value $0.001, 1,000,000 shares authorized, 1,000 issued and outstanding	1
Accumulated Deficit	(895)

Total Stockholder’s Deficiency	(894)

Total Liabilities and Stockholder’s Deficiency	$-

See notes to financial statements.

ARCIS ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JULY 23, 2010 (DATE OF INCEPTION)
THROUGH AUGUST 31, 2010

Net sales	$-

Operating expenses
Professional fees	570
Other general and administrative	325

Net loss	$(895)

See notes to financial statements.

ARCIS ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDER’S DEFICIENCY
FOR THE PERIOD FROM JULY 23, 2010 (DATE OF INCEPTION)
THROUGH AUGUST 31, 2010

	Common Stock		Accumulated
	Shares	Par Value	Deficit	Total

Balance, July 23, 2010 (Date of Inception)	-	$-	$-	$-

Issuance of common stock	1,000	1	-	1

Net loss	-	-	(895)	(895)

Balance, August 31, 2010	1,000	$1	$(895)	$(894)

See notes to financial statements.

ARCIS ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JULY 23, 2010 (DATE OF INCEPTION)
THROUGH AUGUST 31, 2010

Cash flows from operating activities
Net loss	$(895)

Net cash used in operating activities	(895)

Cash flows from financing activities
Issuance of common stock	1
Loans from shareholder	894

Net cash provided by financing activities	895

Net increase in cash	-

Cash, beginning of period	-

Cash, end of period	$-

See notes to financial statements.

ARCIS ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JULY 23, 2010 (DATE OF INCEPTION)
THROUGH AUGUST 31, 2010

1  -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business
Arcis Energy, Inc., (a Development Stage Company) (hereinafter referred to as “Arcis” or the “Company”) was organized in Nevada on July 23, 2010, and is wholly owned by GSA International Group, Ltd. (“GSAI”), a British Virgin Islands corporation. Arcis was organized to engage in international fuel trade.

Development Stage Company
The Company is a development stage company as defined by Statement of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 915, Accounting and Reporting by Development Stage Enterprises. The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

Use of Estimates
Management uses estimates and assumptions in preparing financial statements.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could differ from those estimates.

Income Taxes
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. At August 31, 2010, the Company had a full valuation allowance against its deferred tax assets.

The Company implemented the accounting guidance for uncertainty in income taxes using the provisions of FASB ASC 740, Income Taxes.  Using that guidance, tax positions initially need to be recognized in the financial statements when it is more-likely-than-not the position will be sustained upon examination by the tax authorities.

As of August 31, 2010, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

Subsequent Events
These financial statements were approved by management and available for issuance on December 3, 2010.  Management has evaluated subsequent events through this date.

ARCIS ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JULY 23, 2010 (DATE OF INCEPTION)
THROUGH AUGUST 31, 2010

2  -  GOING CONCERN

Due to the limited amount of committed capital, losses from operations and no revenue streams, there is substantial doubt about the Company’s ability to continue as a going concern.  The financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), assuming that the Company will continue as a going concern.

3  -  RELATED PARTY TRANSACTIONS

During the period ended August 31, 2010, the Company’s stockholder paid $895 in expenses on behalf of the Company and is owed $894 as of August 31, 2010.

4  -  SUBSEQUENT EVENTS

On September 22, 2010 the Company was acquired by Mountain Renewables, Inc. (“MRI”) for 11,000,000 shares of MRI’s common stock in exchange for 100% interest in the Company. Arcis will act as the non-North American energy marketing, sales and trading subsidiary of MRI.